Exhibit 1.01

Dolby Laboratories, Inc.

Conflict Minerals Report

For Calendar Year Ended December 31, 2017

Introduction

This Conflict Minerals Report (this “Report”) of Dolby Laboratories, Inc. (“Dolby” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2017 to December 31, 2017. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their metallic derivatives which include tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Dolby has determined that certain Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during calendar year 2017. These products are referred to in this Report as “Covered Products.” Dolby has conducted a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if Conflict Minerals originated in the Covered Countries. Based on our RCOI, Dolby believes that certain of the Conflict Minerals used in our products may have originated in the Covered Countries. Because of this finding, we performed additional due diligence on the source and chain of custody of these Conflict Minerals based on the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (“Framework”), to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. As such, we believe our process was reasonably designed and performed in good faith. After performing the RCOI and due diligence in conformity with the Framework, we were unable to comprehensively determine the origin of all Conflict Minerals used in our products, the facilities used to process them, their country of origin, and their mine or location of origin.

Much of Dolby’s revenues are associated with Licensing and Services as opposed to physical hardware products. As reported in Dolby’s Annual Report on Form 10-K for the fiscal year ended September 29, 2017, Dolby’s Product (hardware) revenue for the fiscal year period comprised approximately 9% of reported revenues of $1.08 billion. Most of Dolby’s hardware products are manufactured by contract manufacturers. These factors result in a relatively small supply base as indicated in the RCOI summary. Descriptions of our covered products are provided below.

Descriptions of Covered Products

Product	Description
Digital Cinema Products	Digital Cinema Products are used for digital encoding, distribution, and playback. Our digital cinema servers and cinema processors are used to load, store, decrypt, decode, and re-encrypt digital motion picture files for presentation on digital cinema projectors. We also provide products that encrypt, encode, and package image and audio for motion pictures.

Audio Amplifiers	Multichannel Audio Amplifiers for cinematic and professional installations.

Accessibility Products	Accessibility Products are closed captioning and portable audio devices that provide accessibility to visually impaired and hearing impaired movie goers.

Professional Reference Monitors	Professional Reference Monitor is a video monitor used during the production and post-production of cinematic and video content in situations where grade 1 reference performance is required.

Broadcast Products	Broadcast Products are used to encode, transmit, and decode multiple channels of high quality audio for Digital Television (DTV) and High-Definition Television (HDTV) program production and broadcast distribution, and to measure the loudness of broadcast audio content.

Digital 3D Products	Digital 3D Products deliver a 3D image with an existing digital cinema server and white (or silver) screen. Our Dolby 3D glasses feature high quality multicoated lenses that deliver sharp 3D images.

Voice Conference Phone Products	The Dolby Conference Phone is a dual mode device—an endpoint for Dolby Voice enabled services and a SIP (Session Initiation Protocol) conference phone for IP telephony environments.

Loudspeaker Products	Powered and passive loudspeakers and associated mounting hardware for cinematic, theatrical, and professional installations.

RCOI

Our RCOI consisted of requesting a completed Responsible Materials Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) from our contract manufacturers and suppliers of materials/products/components received by Dolby in 2017 for purchases made through Dolby’s standard purchasing systems. Responses were reviewed for completeness and consistency, and we routinely followed up with our suppliers for corrections and clarifications as needed. We submitted this questionnaire to 94 suppliers and manufacturers of components and products purchased directly by Dolby. We did not receive complete responses to the questionnaire from 24 of these suppliers (25.5%) despite repeated follow-up attempts with these nonresponsive suppliers. We were informed that many of Dolby’s suppliers have not received responses from all of their upstream suppliers. Of the responses received, 22 suppliers indicated that they source Conflict Minerals from the Covered Countries. Based on these responses, we conducted additional due diligence on the smelters and refiners identified.

Due Diligence Framework

Dolby’s due diligence program was designed to be in conformance in all material respects with the OECD Framework.

Due Diligence Measures Taken

The due diligence measures taken include, but are not limited to, those described as follows:

Dolby has assembled a Conflict Minerals Project Team comprised of representatives from Engineering, Legal, and Procurement who meet periodically and provide oversight to our Conflict Minerals program. In 2013, Dolby adopted a Conflict Minerals Policy, available at https://www.dolby.com/us/en/about/conflict-minerals-policy.html which describes our commitment to minimizing the use of Conflict Minerals that finance or benefit armed groups. Dolby has communicated this policy to our suppliers. We encourage suppliers to seek conflict-free sources of Conflict Minerals that are validated as conflict-free by third-party audits such as those arranged by the Responsible Minerals Assurance Process (“RMAP”) and its cross-recognized programs (e.g., RJC (Responsible Jewelry Council) and LBMA (London Bullion Market Association)). If we become aware of a supplier who does not meet the expectations specified in our Conflict Minerals Policy, including the provision of a CMRT, our Director of Procurement may seek alternative sources of supply for our products or components. In support of Dolby’s Conflict Minerals program, we participate in industry groups on the topic of Conflict Minerals. Dolby is an active member of RMI and we utilize data from RMI for smelter compliance status and reasonable country of origin information.

Findings and Conclusions

Through our RCOI, certain suppliers reported the use of smelters or refiners with an RMI Audit Status of “Outreach Required”, “Non-Conformant”, or “Communication Suspended—Not Interested”. As the Conflict Minerals information provided by many of our suppliers is reported at the “company-level”, it is uncertain whether these smelters or refiners are in fact present in our supply chain. Notwithstanding this uncertainty, we have asked our suppliers to request that these smelters or refiners undergo an independent third-party audit or be removed from our supply chain. Where contact information is available, we have communicated this request directly to these smelters or refiners. Should these smelters or refiners decline to undergo an independent third-party audit and our supplier refuses to remove these smelters from our supply chain, we will evaluate our relationship with that supplier and explore alternatives.

Dolby did not receive responses from certain of our suppliers. We made repeated requests that these suppliers provide a CMRT. A list of these nonresponsive suppliers was provided to our Director of Procurement who is determining if Dolby will continue to purchase components from these non-responsive suppliers or if alternative suppliers can be identified and utilized in the future. We continue to include provisions in new supply agreements relating to the gathering of Conflict Minerals information, the provision of a CMRT, and the sourcing of Conflict Free materials to encourage greater cooperation by the companies in our supply chain.

As we have not received conclusive data from all of our direct suppliers, we are therefore unable to make a definitive determination about all sources of the tin, tungsten, tantalum or gold in our products and cannot determine whether our supply chain is “DRC conflict-free”. However, we received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.    Some suppliers disclosed to us that scrap/recycled sources of gold, tantalum, tin and/or tungsten were identified in their supply chains and therefore did not require due diligence. The table in Annex 1 lists the names and countries of the smelters or refiners reported by our suppliers. Annex 2 lists the countries of origin identified as the sources of those smelters and refiners.

We believe that requesting our contract manufacturers and component/product/material suppliers to complete the RMI Conflict Minerals Reporting Template and encouraging these upstream suppliers to source materials from conflict-free sources such as those validated by the RMAP, the communication of our Conflicts Minerals Policy, as well as our review of the smelter or refiner information provided and our review of the country of origin of source materials of those smelters or refiners represents a reasonable effort to determine the mines or location of origin of the Conflict Minerals in our supply chain. Moving forward, the Company will continue to implement commercially reasonable procedures to prevent Conflict Minerals that finance or benefit armed groups from being introduced into our supply chain.

Independent Private Sector Audit (IPSA)

Not required for reporting year 2017.

Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect Dolby’s Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter or refiner data, errors or omissions by suppliers, errors or omissions by smelters or refiners, the definition of a smelter or refiner not being finalized at the end of the reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of Dolby’s products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter or refiner unfamiliarity with the protocol due to this being the early years for SEC disclosures for Section 1502 of Dodd-Frank, oversights or errors in independent third party audits conducted by the RMAP, LBMA, or RJC, Covered Countries sourced materials being declared secondary materials, companies going out of business, auditing programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the Covered Countries.

Annex 1

The table below describes the smelters and refiners reported by our contract manufacturers and component/product/ materials suppliers in their CMRT as of April 9, 2018 covering Dolby products manufactured during calendar year 2017:

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ATAkulche	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery—Glencore Canada Corporation	CANADA
Gold	Cendres + M?taux SA	SWITZERLAND
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co,. LTD.	CHINA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	LinBao Gold Mining	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex 2

The table below provides a list of countries identified as potential sources of minerals for the smelters or refiners described in Annex 1:

Argentina	Kazakhstan	Uzbekistan

Australia	Laos	Viet Nam

Austria	Madagascar	Zimbabwe

Benin	Malaysia

Bolivia (Plurinational State of)	Mali

Brazil	Mexico

Burkina Faso	Mongolia

Burundi	Mozambique

Cambodia	Myanmar

Canada	Namibia

Chile	Nicaragua

China	Nigeria

Colombia	Panama

Congo, Democratic Republic of the	Peru

Ecuador	Portugal

Eritrea	Russian Federation

Ethiopia	Rwanda

France	Senegal

Germany	Sierra Leone

Ghana	South Africa

Guatemala	Spain

Guinea	Thailand

Guyana	Togo

Honduras	Uganda

India	United Kingdom of Great Britain and Northern Ireland

Indonesia	United States of America

Japan